EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 24, 2011, with respect to the consolidated financial statements and schedule included in the Annual Report of Paradigm Holdings, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Paradigm Holdings, Inc. on Form S-8 (File No. 333-134854 effective June 8, 2006).

/s/ Grant Thornton LLP

Baltimore, Maryland
March 24, 2011